THE SYMBOL "****" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMIITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Exhibit 4.14

Exhibit 3 – Terms of Service Agreement with 7810962 Canada Inc

BETWEEN:	7810962 Canada Inc., a corporation duly incorporated under the laws of Canada and having its principal place of business at 5320 13[e] Avenue, Montréal, Québec, H1X 2X8;

(hereinafter referred to as “7810962”)

AND:	RedHill Biopharma Ltd., a corporation duly incorporated under the laws of Israel and having its principal place of business at 21 Ha’arba’a Street, Tel Aviv 64739, Israel;

(hereinafter referred to as the “Client”)

When signed by both parties, this Exhibit will form an integral part of the Master Agreement executed between them on July 5, 2011 and will set forth the specific services, details and schedule as well as the specific payment terms and conditions under which the Client agrees that 7810962 will provide manufacturing development services for the Client’s RHB-104 product.

Terms:

The Client agrees that 7810962 enters into a subcontract with Corealis Pharma Inc. on the terms set out in the Proposal to be executed between 7810962 and Corealis Inc. as shown below in Exhibits 4. For further clarity, the Client agrees with the cost described in Exhibit 4 and agrees to the payment schedule as described in Exhibit 4.

IN WITNESS WHEREOF, this Proposal has been executed by the parties hereto through their duly authorized officers on the date(s) set forth below.

For Client:

/s/ Dror Ben-Asher	/s/ Ori Shilo
Name: Dror Ben-Asher	Ori Shilo
Title: CEO	VP Finance and Operation
Date: October 21, 2012	Date: October 21, 2012

For 7810962:

/s/ Alain Guimond

Name: Alain Guimond PhD

Title: Senior Director of Research

Date: October 21, 2012

CONFIDENTIAL

Service Agreement - G

7810962 Canada Inc. – COREALIS Pharma Inc.

Clinical Trial Material manufacture of RHB-104 capsules

Exhibit 4

Service Agreement - G

Clinical Trial Material manufacture of RHB-104 capsules

This service Agreement is made and entered into this twenty-eighth (28) day of September, 2012 (the “Service Agreement”).

BETWEEN:	COREALIS Pharma, Inc., a corporation duly incorporated under the laws of Canada and having its principal place of business at 200 Armand-Frappier, Laval, Québec, Canada, H7V 4A6;

(hereinafter referred to as “Corealis”)

AND	7810962 Canada Inc., a corporation duly incorporated under the laws of Canada and having its principal place of business at 5320 13[e] Avenue, Montréal, Québec, H1X 2X8;

(hereinafter referred to as the “Client”)

(Corealis and the Client are at times referred to individually as the “Party” and collectively the “Parties”)

RECITALS

A.	The Client and Corealis entered into a Master Service Agreement dated the fifth day of July, 2011 (the “MSA”).

B.	The Parties hereto wish to describe the services to be performed in connection with the MSA, subject to the terms and conditions set forth herein and in the MSA.

C.	Unless the context otherwise requires, all capitalized terms used in this Service Agreement shall have the meanings attributed to them in the MSA.

1.	INTERPRETATION

The recitals of this Service Agreement as well as all of its Appendices form an integral part of this Service Agreement.

Date: September 28th, 2012

CONFIDENTIAL

Service Agreement - G

7810962 Canada Inc. – COREALIS Pharma Inc.

Clinical Trial Material manufacture of RHB-104 capsules

2.	DESCRIPTION AND DELIVERABLES

In this agreement, Corealis will be executing the development of a manufacturing process, GMP manufacture, packaging and warehousing and analytical release and stability testing of the RHB-104 CTM for the Client.

2.1-	API, excipients and packaging components reception and storage

2.1 a) API sourcing

Materials will be provided in sufficient quantity by the Client fully released as per USP and EP pharmacopeia.

•	GMP Clarithromycin API;

•	GMP Rifabutin API;

•	GMP Clofazimine API;

•	All GMP inactive ingredients and packaging components.

Cost:	0$

2.1 b) GMP material storage and handling-

Corealis will handle the reception, ID testing, shipping and storage of GMP APIs and other components in its cGMP warehouse. Minimal documentation required which will consist of BSE statement, cGMP certificate, certificate of analysis and MSDS. All material handling operations and storage conditions will respect the ICH GMP requirements.

Cost:	[****]$*

* The cost includes:

•	the reception of one lot of each of the three GMP APIs and [****] lots of excipients and packaging components (i.e., documentation review, material registration in Corealis inventory, and material sampling following GMP requirements) as well as their ID testing (The cost is based on the hypothesis that all GMP material will be received in one single shipment at [****]$/ shipment and [****] GMP materials will be sampled and analyzed at [****]$/ lot of GMP material received. Any additional shipment or reception of GMP material will be considered as Extra Work at [****]$/ shipment or reception. Any additional sampling and ID testing of GMP material received will be considered Extra Work at [****]$/ lot of GMP material received.)
•	the GMP warehousing of the APIs and the drug product until completion of the study. If the material needs to be stored for a longer period of time then the storage cost will be [****].

The cost does not include:

•	the cost of the APIs as it will be determined pending the sourcing activities,

Date: September 28th, 2012

CONFIDENTIAL

Service Agreement - G

7810962 Canada Inc. – COREALIS Pharma Inc.

Clinical Trial Material manufacture of RHB-104 capsules

•	the time of Corealis professionals and related cost in supporting the Client in the API manufacturers qualification and any eventual costs related to the sourcing of the APIs (e.g., shipping and custom fees, time and expenses in negotiating contracts, direct and indirect costs of API sourcing). Any third Party cost and fees will be charged to Client at cost and will be considered as Extra Work.
•	the purchase cost of the reference materials to be used as a standards and reference impurities (synthesis by-products, degradation products, metabolites) of known purity, if required.
•	If the Client request different packaging or repackaging of API, Drug Product or any GMP material it will be considered Extra Work.

2.2-	Manufacturing of the Clinical Trial Material (CTM)

The CTM manufacturing process, manufacturing, packaging, equipment calibration and validation, will be done by Corealis GMP laboratory. All the manufacturing, packaging and analytical equipments that will be used for the CTM will be calibrated, validated and released for their cleanliness prior to their utilization.

2.2 a) Manufacturing and packaging

Corealis will manufacture and package the single dose strength of RHB-104 capsule ([****]).

Specifically with respect to manufacturing, packaging and bulk labeling, the followings items will be provided by Corealis:

a)	Recommendation and justification of specific finished product release, and stability specifications,
b)	Redaction of Master Manufacturing File (MMF)
c)	The CTM will be manufactured and packaged in [****]bottles with induction seal at [****]per bottle:

•   RHB-104 PEG formulation capsule                 –[****]/ batch.

Cost:	[****]$*

* The cost is based on the hypothesis that [****]batches of strength RHB-104 will be manufactured in the same manufacturing campaign.

2.2 b) Release testing of CTM and cleaning verification

The validation of the analytical methods for the analysis of the CTM has already been executed by the Client. The analysis for the release testing of the CTM (i.e., RHB-104 strength) will be performed using the Client’s validated methods. The validation of the cleaning verification methods and the swab samples for the cleaning verification will be executed by Corealis.

Analyses to be performed on CTM are:

[****]

Cost:	[****]$***

Date: September 28th, 2012

CONFIDENTIAL

Service Agreement - G

7810962 Canada Inc. – COREALIS Pharma Inc.

Clinical Trial Material manufacture of RHB-104 capsules

*	Assay and Related Substances for the three APIs for strength and placebo RHB-104.
**	A dissolution test is a six time points and six vessels/ time point. A dissolution test will be done for each of the three APIs.
***	Includes the analysis of 4 lots of strength RHB-104, the validation of the cleaning verification methods and 10 swab samples for cleaning verification. The cost for the analysis of any subsequent manufacturing lots will be considered Extra Work at [****]$/ lot for strength RHB-104 and cleaning verification at [****]$/ swab.

2.2 c) Stability of the CTM

The CTM will be stored in cGMP stability chambers at 25ºC/60%RH, 30ºC/65%RH and 40ºC/75%RH, and the samples analyzed using the Client’s validated methods. The single strength RHB-104 capsule will be characterized for [****] using the schedule below.

The following stability testing schedule will be used and modified per mutual agreement:

Storage	Time point (Month)
Condition	Initial	1	3	6	9	12	18	24	30	36
25ºC/60%RH	-	Y	X	X	X	X	X	X	Y	Y
30ºC/65%RH	-		Y	Y	Y	Y	Y	Y	Y	Y
40ºC/75%RH	-	X	X	X	-	-	-	-	-	-

X: Sample to be analyzed.

Y: Sample removed from chamber and analyzed only at the request of Client.

Cost:	[****]$**
*	A dissolution test is a six time points and six vessels/ time point.
**	Based on three stability studies initiated at the same time to reduce the costs of the study.
•	The first study includes the analysis of 9 samples of CTM RHB-104 strength (9 time points X 1 packaging) at [****]$/ sample AND 7 analytical set-ups (8 time points) at [****]$/ set-up AND the storage of the samples for 24 months at [****]$/ month.
•	The second stability study includes the analysis of 9 samples of CTM RHB-104 strength (9 time points X 1 packaging) at [****]$/ sample.
•	The third stability study includes the analysis of 9 samples of CTM RHB-104 strength (9 time points X 1 packaging) at [****]$/ sample.
•	The analyses of Real RHB-104 placebos at [****]$/ sample will be done only if requested by Client and they are not included in the cost above.

2.3-	Reports and submission documentation

•	Telephone meetings, Corealis facility and quality audit by Client’s or Client’s representative will be held on an as needed basis.
•	Client or Client’s representative meeting in Corealis facility will be held at Client’s request.
•	Progress reports will be provided on a Monthly basis or as needed.
•	Item reports will be provided as they are completed.
•	The final development report(s) will include the followings:
o	The methodology and the results;

Date: September 28th, 2012

CONFIDENTIAL

Service Agreement - G

7810962 Canada Inc. – COREALIS Pharma Inc.

Clinical Trial Material manufacture of RHB-104 capsules

o	The finished products release & stability specifications, in process specifications and specific APIs, excipients and packaging specifications. Specifications will be provided, for Canada, US, Israeli and, European submissions;
o	The formulation and manufacturing process.
•	A final manufacturing report will be provided at the end of the study. It will include all the necessary regulatory submission documents related to manufacturing and packaging which include (but not limited to):
o	The finished products release & stability certificate of analysis.
o	In process results.
o	QA Reviewed and audited Manufacturing and Packaging Documents.
o	Certificate of cGMP compliance.
o	Certificate of analysis of raw materials and packaging components.
o	Any atypical report or Out-of-Specification reports.

Cost:	0$*

* Included in the costs of the previous sections.

3.	[****]

4.	STARTING DATE AND COMPLETION

4.1	Notwithstanding the date of signature of this Service Agreement, Corealis shall start the performance of the Services within ten (10) business days after Corealis’ satisfaction of the following:

4.1.1	signature by the Client of this Service Agreement; and

4.1.2	complete delivery by the Client of all of the items mentioned at sub-section 6.1 to 6.2 inclusive of section 6 hereof entitled “REQUIREMENTS”.

4.2	This Service Agreement shall be deemed completed upon receipt by Corealis of the final and last payment for the Services.

5.	ASSUMPTIONS

5.1	The RHB-104 PEG formulation containing [****] mg Clarithromycin, [****]mg Rifabutin, and [****] mg Clofazimine will be manufactured for Clinical supplies.

Date: September 28th, 2012

CONFIDENTIAL

Service Agreement - G

7810962 Canada Inc. – COREALIS Pharma Inc.

Clinical Trial Material manufacture of RHB-104 capsules

5.2	Any subcontractor that will used within this project will need to satisfy the Corealis quality audit. Otherwise Extra Work may be required to support subcontractors and/or take actions not to delay the project (e.g., Corealis to purchase and release material after approval by the Client). Use of subcontractors must be approved in advance by the Client.

5.3	Corealis is not responsible for the qualification of API manufacturer, any delays in the manufacturing of the APIs, the delivery of the APIs, and for the quality of the APIs purchased. Client or Clients representative is responsible for the selection of the API manufacturer and the quality of the APIs. Regarding the sourcing of the APIs, Corealis will not take any actions or engagements with regards to any activities related to API sourcing before getting a written approval by Client or Clients representative. Corealis support to Client with regards to APIs sourcing will be considered Extra Work.

5.4	When a decision is required to move the project forward, the Client will provide its decision in writing to Corealis within a period of 5 days, or the project may be delayed. Corealis will develop a final timeline for this project and all deviations will be immediately reported to the Client. Corealis will make its best efforts to correct all deviations in order to maintain the project timeline.

6.	REQUIREMENTS

The Client shall provide to Corealis, at no cost to Corealis, the following:

6.1	GMP APIs, excipients and packaging components along with certificates of analysis.

6.2	More specifically the following USP/EP grade of GMP materials that has been fully tested for release: [****]

7.	COST AND PAYMENTS

7.1	The cost of the Services is [****]$USD plus stability as indicated in section 2.2c. Any amount exceeding the total cost specified in the respective sections will require a pre-approval in writing by the Client.

7.2	The Client shall pay to Corealis the following installments in US currency ($USD):

7.2.1	[****]$USD upon signature of this Agreement; and

7.2.2	[****]$USD at the completion of the CTM manufacturing; and

7.2.3	[****]$USD at the acceptance of the final CTM manufacturing report; and

7.2.4	Stability study of CTM invoiced monthly.

Date: September 28th, 2012

CONFIDENTIAL

Service Agreement - G

7810962 Canada Inc. – COREALIS Pharma Inc.

Clinical Trial Material manufacture of RHB-104 capsules

7.3	Notwithstanding section 7.1, for any extra work not covered by this Service Agreement and agreed upon in writing between the Parties prior to the provision of such extra work (the “Extra Work”), the Client shall pay to Corealis the relevant sum as agreed in writing or the hourly rates and other fees indicated in this Appendix I attached hereto for the performance of the Services (The costs of the Services for the Extra Work and described in section 7.1 are collectively, the “Fees”).

7.4	Notwithstanding section 7.2 hereof, Corealis will invoice the Client for the Extra Work, on a monthly basis for the Services that have been delivered or rendered by Corealis. The Client shall pay Corealis for these Services to the extent their performance has been pre-approved in writing by the Client. Corealis and the Client may agree on specific installments for the payment of the Services delivered or rendered by Corealis.

8.	CONFIDENTIALITY

8.1	Confidentiality issues are covered per the Non Disclosure Agreement and the MSA.

9.	REPRESENTATIONS AND WARRANTIES

9.1	Corealis hereby represents and warrants to the Client that:

9.1.1	it is a duly organized and validly existing corporation under the laws of the jurisdiction in which it is incorporated;

9.1.2	it has the necessary corporate power, authority, skills, and capacity and is properly authorized to enter into this Service Agreement and to perform its obligations as per the terms and conditions of this Service Agreement. The execution and delivery of this Service Agreement and the performance of the transactions contemplated hereby have been duly authorized.

9.2	The Client hereby represents and warrants to Corealis that:

9.2.1	it is a duly organized and validly existing corporation under the laws of the jurisdiction in which it is incorporated;

9.2.2	it has the necessary corporate power, authority, skills, and capacity and is properly authorized to enter into this Service Agreement and to perform its obligations as per the terms and conditions of this Service Agreement. The execution and delivery of this Service Agreement and the performance of the transactions contemplated hereby have been duly authorized;

Date: September 28th, 2012

CONFIDENTIAL

Service Agreement - G

7810962 Canada Inc. – COREALIS Pharma Inc.

Clinical Trial Material manufacture of RHB-104 capsules

10.	TERMS AND CONDITIONS
10.1	This Service Agreement shall be governed, construed and interpreted according to the laws in force in the Province of Quebec and the applicable laws of Canada therein, and the courts of the legal district of Montreal, province of Quebec (Canada) shall have exclusive jurisdiction to hear any and all disputes arising hereunder.

10.2	This Service Agreement is subject to the terms and conditions provided in the MSA and bind the parties as well as their respective successors, permitted assigns and legal representatives.

10.3	This Service Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement. This Service Agreement may also be executed between the Parties by exchange of facsimile transmissions or electronic transmissions in legible form, including without limitation in a tagged image format file (TIFF) or portable document format (PDF).

10.4	The Parties hereto have requested that this Service Agreement be drafted in the English language. Les Parties ont exigé que ce contrat de services soit rédigé en anglais.

IN WITNESS THEREOF, the Parties have executed this Service Agreement as of the Date written above, by their authorised representatives, who by signing confirm their authority and intention to bind the Parties they represent.

Corealis Pharma Inc.		7810962 Canada Inc.

Per:		Per:

Name:	Yves Roy, Ph.D.	Name:	Alain Guimond, Ph.D.

Title:	President	Title:	Senior Director of Research

Date: September 28th, 2012

Service Agreement - A - Corealis Rates

7810962 Canada Inc. – COREALIS Pharma Inc.

Formulation development of RHB-105 in oral solid dosage form and manufacture of clinical supplies

Appendix I

Professional Consultation Rates

Professional	Hourly Rate*, **
(Chemist or Engineer)	($USD)
Senior scientist	[****]
Scientist	[****]
Technician	[****]
R&D laboratory overhead ( Equipment and supplies)	[****]

Analytical Services

Cost / Sample *
Analyses	($USD)
[****]	[****]

* Prices apply only for non GMP work and analysis. GMP prices will be supplied on demand.

**All expenses will be charged at cost.

***Will be invoiced in addition to the professional fees when laboratory work is required.

****A set-up charge of $[****] method will be invoiced in addition to the sample cost.

Date: September 28th, 2012

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